UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2026

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Arbutus Biopharma Corporation

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Veterans Circle

Warminster, Pennsylvania 18974

(Address of Principal Executive Offices) (Zip Code)

(267) 469-0914

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

In March 2025, Arbutus Biopharma Corporation (“Arbutus” or the “Company”) entered into an agreement (the “RSV Agreement”) with Genevant Sciences GmbH (“Genevant”) that provided that Arbutus would be entitled to any award of damages in, or proceeds from the settlement of, certain patent litigation against Moderna, Inc. and its affiliates (together “Moderna”) that is specifically allocated to infringing acts related to Moderna’s vaccine for respiratory syncytial virus (“mRESVIA”) and that, in the event there is no such specific allocation to mRESVIA, Arbutus and Genevant would discuss an appropriate allocation in good faith.

In March 2026, Arbutus, Genevant and, solely for certain purposes, Genevant Sciences Ltd. (“Genevant Parent”), and Moderna entered into a settlement agreement (the “Settlement Agreement”) to resolve all pending global patent infringement litigation between Arbutus, Genevant and Moderna. The Settlement Agreement did not specifically allocate any settlement proceeds to infringing acts related to mRESVIA. On July 15, 2026, Arbutus and Genevant entered into a termination agreement (the “Termination Agreement”) filed herewith as Exhibit 10.1 to terminate the RSV Agreement. Pursuant to the Termination Agreement, Genevant will pay Arbutus a termination fee of $1.0 million within ten business days of the date of the Termination Agreement, and all rights or obligations under the RSV Agreement are terminated.

The foregoing summary of the material terms of the RSV Agreement is qualified in its entirety by the complete terms and conditions of the RSV Agreement, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2025 as Exhibit 10.1 to Arbutus’ Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Settlement Agreement with Moderna described in Item 1.02 above, Moderna made an aggregate $950 million noncontingent lump sum payment (the “Noncontingent Settlement Payment”) to Arbutus and Genevant on July 8, 2026. Arbutus received approximately $178 million as the Company’s share of the Noncontingent Settlement Payment, which included reimbursement of the Company’s litigation costs. In addition, Moderna is obligated to make an additional contingent lump sum payment (the “Contingent Settlement Payment”) of up to an aggregate $1.3 billion to Arbutus and Genevant if certain events occur related to a limited appeal related to 28 U.S.C. §1498 that Moderna filed (the “Moderna §1498 Appeal”), as allowed under the Settlement Agreement, but which may be subject to repayment. In March 2026, Arbutus and Genevant filed a complaint against the United States in the United States Court of Federal Claims (the “U.S. Government Litigation”), seeking to recover compensation for Moderna’s infringement for vaccine doses that were sold to the United States Government under a particular contract. The complaint also includes a protective request to recover compensation from the United States for any other vaccine doses where, as a result of the Moderna §1498 Appeal, §1498 is deemed to bar Arbutus and Genevant’s claims for direct infringement and indirect infringement against Moderna.

The foregoing summary of the Settlement Agreement is qualified in its entirety by the complete terms and conditions of the Settlement Agreement, filed with the SEC on May 13, 2026 as Exhibit 10.1 to Arbutus’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.

In connection with the receipt of the Company’s share of the Noncontingent Settlement Payment, on July 15, 2026, the Board of Directors of Arbutus approved, and the Company entered into, a letter agreement with Lindsay Androski, the Company’s President and Chief Executive Officer (the “Bonus Agreement”), providing for the following one-time lump sum cash bonus payments to Ms. Androski (the “Androski Litigation Bonuses”):

•	1.5% of the Company’s share of the Noncontingent Settlement Payment (the “First Androski Litigation Bonus”);
•	Upon receipt of the Company’s share of the Contingent Settlement Payment or other proceeds in addition to or in lieu of such Contingent Settlement Payment, in each case, related to the Moderna §1498 Appeal and the U.S. Government Litigation (“Remaining Moderna-Related Proceeds”); 2.0% of such proceeds; and
•	Upon receipt of the Company’s share of proceeds from the Company and Genevant’s ongoing patent infringement litigation against Pfizer Inc. and BioNTech SE (together, “Pfizer/BioNTech”); 2.5% of such proceeds.

In each case, the calculation of the Androski Litigation Bonuses excludes any amounts received by the Company as a dividend paid to the Company by Genevant Parent related to the Company’s ownership of approximately 16% of the outstanding equity of Genevant Parent.

The Company will pay the First Androski Litigation Bonus to Ms. Androski by the end of July 2026. Payment of the other Androski Litigation Bonuses to Ms. Androski is subject to specified conditions and qualifications, including continued employment. The foregoing summary of the material terms of the Bonus Agreement is qualified in its entirety by the complete terms and conditions of the Bonus Agreement, a copy of which is filed herewith as Exhibit 10.2.

Also on July 15, 2026, in consideration of the significant efforts and accomplishments associated with the Settlement Agreement with Moderna, the Board of Directors of Arbutus approved a one-time discretionary cash bonus to Tuan Nguyen, the Company’s Chief Financial Officer, equal to 0.25% of all proceeds received by the Company in connection with the Noncontingent Settlement Payment (including any dividend paid to the Company by Genevant Parent) (the “First Nguyen Litigation Bonus”), and also determined that, in its discretion, Mr. Nguyen would be considered for a future bonus payable upon the Company’s receipt, with no further right of repayment, of the Company’s share of the Remaining Moderna-Related Proceeds, which will be equal to 0.25% of the Remaining Moderna-Related Proceeds received by the Company (including any dividend paid to the Company by Genevant Parent) (the “Future Nguyen Litigation Bonus”). The potential right to the Future Nguyen Litigation Bonus could be altered or terminated by the Board of Directors of Arbutus at any time.

The Company will pay the First Nguyen Litigation Bonus in two payments. The initial payment of the First Nguyen Litigation Bonus will be paid by the end of July 2026 and will be equal to 0.25% of the Company’s share of the Noncontingent Settlement Payment received on July 8, 2026. The remaining payment of the First Nguyen Litigation Bonus would be paid promptly after the Company receives a related dividend from Genevant Parent, if any, and would be equal to 0.25% of such dividend, subject to Mr. Nguyen’s continued employment through the date such payment is made.

Item 8.01. Other Events.

On July 16, 2026, Arbutus issued a press release announcing that Arbutus and Genevant had filed three international lawsuits seeking to enforce patents protecting their innovative lipid nanoparticle technology against Pfizer/BioNTech and certain of their affiliates, the receipt of the Company’s share of the Noncontingent Settlement Payment, the expected receipt of a dividend payment from Genevant Parent and the Company’s intent to return capital to shareholders in the third quarter of 2026 through repurchases of up to approximately $230 million of the Company’s common shares, which repurchases may come in the form of a tender offer (including a modified “Dutch Auction” tender offer), open market purchases, privately negotiated transactions, accelerated share repurchases or other means. The specific form(s) of any such transaction(s) remains subject to the approval of the Company’s Board of Directors. Any repurchase will not commence until after receipt of the expected dividend from Genevant Parent in the third quarter of 2026. No assurance can be given that any such repurchase activity will occur in the third quarter of 2026, or at all. A copy of the press release is filed herewith as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements and Information

This report contains forward-looking statements and forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws (collectively, forward-looking statements) relating to future periods, including statements about the Company’s plans with respect to ongoing patent litigation matters; the Company’s receipt of a dividend from Genevant Parent, and the timing thereof; the Company’s receipt of Remaining Moderna-Related Proceeds, and the timing thereof; and the Company’s expectation to return capital to shareholders, including the expected form and timing thereof.

The forward-looking statements contained in this report are subject to a number of material factors that could cause actual results to differ materially, including the risk that the Company may not receive the expected dividend from Genevant Parent on the terms or within the time expected, and that the Company may determine not to proceed with a return of capital to shareholders for any reason. With respect to the forward-looking statements contained in this report, Arbutus has made numerous assumptions regarding, among other things: the timing and terms for the receipt of the expected dividend from Genevant’s parent, the Company’s financial performance, and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to uncertainties associated with litigation generally and patent litigation specifically, and significant business, economic, competitive, market and social uncertainties and contingencies. Actual results could differ materially from those currently anticipated.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedarplus.ca and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Termination Agreement, dated July 15, 2026
10.2	Letter Agreement, dated July 15, 2026, by and between Arbutus Biopharma, Inc. and Lindsay Androski
99.1	Press Release, dated July 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: July 16, 2026	By:	/s/ Tuan Nguyen
Tuan Nguyen
Chief Financial Officer